Exhibit 99.1

Radius Global Infrastructure Common Stock Begins Trading on Nasdaq with Ticker Symbol RADI

Multinational Owner of Triple-Net Ground, Rooftop and Other Critical Communications Properties

October 5, 2020 - Radius Global Infrastructure, Inc. (NASDAQ: RADI) (the “Company”), one of the largest global aggregators of real property interests underlying wireless communications cell sites and other communications infrastructure, today commenced trading its Class A Common Stock on the Nasdaq Global Market with the ticker symbol RADI. The Company’s warrants will trade over-the-counter. The Company, formerly known as Digital Landscape Group, Inc., ceased trading on the London Stock Exchange and completed its domestication into Delaware on October 2, 2020.

In conjunction with the name change, domestication and change in listing venue to the NASDAQ, the Company also launched a new corporate website that can be accessed at https://www.radiusglobal.com.

Credit Suisse Securities (USA) LLC, Evercore Group L.L.C. and Goldman Sachs intend to make a market in the Company’s Class A Common Stock on the Nasdaq Global Market.

About the Company:

Radius Global Infrastructure, Inc., through its subsidiary AP Wireless (“APW”), is a multinational owner of a growing, diversified portfolio of triple-net ground, rooftop and other critical communications properties leased to wireless carriers and tower companies underlying their mission critical cell site antenna infrastructure. APW’s proven lease origination engine drives highly attractive yields on capital invested. The Company is also expanding into other digital infrastructure segments and has a broad pipeline of proprietary and non-proprietary acquisitions, investments and build-to-suit opportunities.

In 2010, the Company began investing in cell tower leases from a headquarters in San Diego, California, U.S.A. As of June 30, 2020, the Company had interests in the revenue streams of approximately 6,600 leases that were situated on approximately 5,000 different communications sites located throughout the United States and 18 other countries. For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate, “ “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The Company has filed with the Securities and Exchange Commission (“SEC”), and the SEC has declared effective, a registration statement on Form S-4 (including a prospectus) in connection with the Company’s listing of its Class A Common Stock on NASDAQ and its domestication to Delaware. In connection with the NASDAQ listing and the domestication, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company, the NASDAQ listing and the domestication. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Contacts

Investor Relations:

Evelyn Infurna/Nikki Sacks

Email: ir@radiusglobal.com

Phone: 1-484-278-2667

Media:

Sard Verbinnen & Co

Jim Barron/Jared Levy

Email: Radius-SVC@sardverb.com

212-687-8080